SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

December 14, 2006

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           The Board of Directors of the Registrant has named Michael D. Mangan to the Board of Directors of the Registrant. Mr. Mangan is Senior Vice President, Chief Financial Officer of The Black & Decker Corporation.

Mr. Mangan’s appointment will be effective January 1, 2007.  He will become a member of the Audit Committee of the Board of Directors on the same date. Also effective January 1, 2007, William E. Stevens will succeed Barry Beracha as Chairman of the Compensation Committee and Margaret M.V. Preston will leave the Audit Committee and join the Nominating/Corporate Governance Committee.

There are no arrangements or understandings between Mr. Mangan and any other persons pursuant to which Mr. Mangan was selected as a director.  There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party with which Mr. Mangan, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Appoints Michael Mangan to Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)           The exhibits to this report are listed in Item 5.02 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: December 18, 2006	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Exhibit Number	Exhibit Description

99.1	Copy of the press release labeled “McCormick Appoints Michael Mangan to Board of Directors.”